Exhibit 10.6

SECOND AMENDMENT TO

CREDIT AGREEMENT

This SECOND AMENDMENT to the Credit Agreement referred to below, dated as of June 18, 2015 (this “Amendment”) by and among CONNOLLY CORPORATION, a Delaware corporation, as a borrower (the “Top Borrower”) and GOLDMAN SACHS BANK USA (“GS”), as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement (as defined below), as amended by this Amendment.

RECITALS

WHEREAS, the Borrowers, Holdings, the several Lenders (as defined in the Credit Agreement) from time to time party thereto and the Administrative Agent, have entered into that certain First Lien Credit Agreement, dated as of May 14, 2014 (together with all exhibits and schedules attached thereto, as amended by the First Amendment dated as of May 27, 2015 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).

WHEREAS Section 9.02 of the Credit Agreement provides that if the Administrative Agent and the Top Borrower have jointly identified any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Top Borrower shall be permitted to amend such provision solely to address such matter as reasonably determined by them acting jointly.

WHEREAS, the Top Borrower and the Administrative Agent desire to amend the Credit Agreement, for the avoidance of doubt, to cure an omission of a technical nature on the terms set forth hereing.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                Amendments to Credit Agreement.  The Credit Agreement is, effective as of the Second Amendment Effective Date (as defined below), and subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 3 below, hereby amended as follows:

(a)           Section 2.12 of the Credit Agreement is hereby amended by amending and restating clause (f) thereof in its entirety to read as follows:

(f)                                   In the event that, on or prior to the date that is six months after the First Amendment Effective Date, the Top Borrower (A) prepays, repays, refinances, substitutes or replaces any Initial Term Loans in connection with a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.11(b)(iii) that constitutes a Repricing Transaction), or (B) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Transaction, the Top Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Initial Term Lenders, (I) in the case of clause (A), a premium of 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, repaid, refinanced, substituted or replaced and (II) in the case of clause (B), a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such amendment.  If, on or prior to the date that is six months after the First Amendment Effective Date, all or any portion of the Initial Term Loans held by any Term Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 2.19(b)(iv) as a result of, or in connection with, such Term Lender not agreeing or otherwise consenting to any waiver, consent, modification or amendment referred to in clause (B) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced.  All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

SECTION 2.                Conditions of Effectiveness. Section 1 of this Amendment shall become effective on the date (the “Second Amendment Effective Date”) on which the Administrative Agent shall have received this Amendment duly executed by the Top Borrower and the Administrative Agent; and

SECTION 3.                Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 4.                Headings.  Section headings in this Amendment are included herein for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 5.                Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF or other electronic means shall have the same force and effect as manual signatures delivered in person.

SECTION 6.                Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the the Issuing Bank, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document (for avoidance of doubt, in each case, as altered, modified or amended as expressly set forth herein) is hereby ratified and reaffirmed in all respects and shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

Top Borrower:

CONNOLLY CORPORATION

By:	/s/ Steve Senneff
	Name:	Steve Senneff
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Amendment]

GOLDMAN SACHS BANK USA, as Administrative Agent

By:	/s/ Gabriel Jacobson
	Name:	Gabriel Jacobson
	Title:	Authorized Signatory

[Signature Page to Amendment]